                                                                    EXHIBIT 21.1

                                                                          JURISDICTION OF         PERCENTAGE OWNED
NAME                                                                       ORGANIZATION             BY REGISTRANT
-------------------------------------------------------------------  -------------------------  ---------------------
Rogue Wave Software GmbH...........................................           Germany                      100%
Inmark Development Corporation.....................................         California                     100%